聘用合同书

Employment contract

甲方：佰康生物集团控股有限公司

party A: BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED

地址：英属维尔京群岛

address: British Virgin Islands

乙方：吴金平

Party B: JinPing Wu

性别：女　　　　国籍：中国

Gender: Female　　　　Nationality: Chinese

公民身份号码：320382198607190421

Citizenship Number：320382198607190421

根据甲方相关法律、法规之规定，甲乙双方本着诚实信用、平等协商的原则，就甲方聘请乙方担任甲方的__CFO__，达成一致意见，签订本合同。

In accordance with the relevant laws and regulations of Party A, Party A and Party B shall, on the principle of good faith and equal consultation, reach an agreement on the _ CFO _ of Party A to hire Party B as Party A and conclude this contract.

一、岗位名称

一、 Title of post

1、甲方根据工作任务需要及乙方的岗位意向确定乙方工作岗位为甲方的__CFO__。

1、Party A shall determine Party B's post as Party A's according to the needs of the work and the intention of Party B.

二、聘任期限和工作时间

二、Term of appointment and working hours

1、为期【 1 】年，自_2019_年_05_月_20_日起至_2020_年_05_月_19_日止。

1, a period of[1] years, from _2019 05 20 to 2020 05 19_ days.

2、工作时间：实行标准工作制的，甲方安排乙方每周不超过5天。由于乙方工作岗位的特性性质，在甲方上市期间年报准备期间等特殊节点，出于工作需要，甲方在保障乙方身体健康的条件下可以适当延长工作时间。

2、Working Hours: In the case of a standard working system, Party A shall arrange Party B for no more than five days per week. Due to the characteristics of Party B's work position, during the preparation of Party A's annual report during the period of listing, Party A may extend the working time appropriately under the conditions of ensuring Party B's physical health.

三、工作地点

三、working place

乙方的工作地点为_上海_。根据工作实际需要，可以经过双方协商，适时变换工作场所。

Party B's work place is _ Shanghai _. According to the actual needs of the work, the workplace can be changed in due course after consultation between the two parties.

四、工作纪律和保密要求

四、Work discipline and confidentiality requirements

1、不得利用职权收取贿赂或者谋求其他非法报酬；

1, shall not use his office to collect bribes or seek other illegal remuneration;

2、乙方不得将甲方的秘密(包括技术秘密和商业秘密)擅自公开或出让；

2、Party B shall not disclose or assign Party A's secrets(including technical secrets and trade secrets) without authorization;

3、遵守其他应由乙方依其岗位义务应当遵守的制度或规则；

3, comply with other rules or regulations that Party B should abide by in accordance with his duties and obligations;

4、其他事项按照甲方的员工手册执行。

4、Other matters shall be carried out in accordance with Party A's staff manual.

五、工作报酬

五、Remuneration for work

1、薪资。在本合同聘用期间，乙方年薪为人民币__50_万元(税后)，月薪为人民币__4.17_万元(税后)。于每月__25_日前向乙方支付上月薪资报酬，上述工资已包括奖金、福利、保密费等等。年度工作表现经考核评估如果优良，年薪涨幅不低于_10万元_。

1、Salary. During the employment period of this contract, the annual salary of Party B shall be RMB __500,000 yuan(after tax) and the monthly salary shall be RMB_ _41,700 yuan(after tax). Payment to Party B of the previous month before the date of _ 25 _ of each month. The above wages include bonuses, benefits, confidentiality fees, etc.. If the annual

work performance is assessed and evaluated, the annual salary increase shall not be less than 100,000 yuan .

2、带薪年假。乙方在满一年工作之后，每年享受带薪累计年假15天。

2、Paid annual leave. Party B shall enjoy 15 days annual paid annual leave after completing one year of work.

3、在公司，薪资报酬是保密事项，所有员工必须遵守这一规定，双方均不

得将乙方薪酬的信息透露给任何其他公司员工。

3、In a company, pay is a confidential matter and all employees must comply with this requirement. Neither party
Party B's remuneration shall be disclosed to any other company employees.

六、保险福利待遇

六、Insurance benefits

1、甲方按照国家及地方政府的规定为乙方缴纳各项社会保险费用，乙方若因原任职单位已投保，则甲方不需要重复为乙方投保。

1、Party A pays various social insurance fees for Party B in accordance with the regulations of the state and local governments. If Party B is insured because the original unit has already been insured, Party A does not need to repeatedly insure for Party B.

2、住宿：甲方提供工作地的住宿。

2、Accommodation: Party A provides accommodation at the place of work.

3、乙方往返交通费，住宿费由甲方负责。因甲方工作需要，安排乙方到外地出差时，出差费用执行甲方规定标准。

3、Party B shall be responsible for round trip transportation and accommodation. For Party A's work needs, when Party B is scheduled to travel to other places, the travel expenses will implement Party A's stipulated standards.

七、陈述和保证

七、Statement and assurance

1、甲方向乙方陈述和保证如下：

1、A States and guarantees to Party B as follows:

(1)是一家依法成立并有效存续的公司；

(1) is a legally established and effective company;

(2)甲方保证合法经营且提供给乙方的资料合法有效；

(2) Party A guarantees the lawful operation and the data provided to Party B is valid and lawful;

(3)本合同的签订之日起对其构有约束力的义务;

(3) this contract shall be binding upon it from the date of its conclusion;

(4)乙方不承担甲方包括法人在经营期间任何法律责任。

(4) Party B shall not bear any legal liability of Party A, including legal persons, during the period of operation.

2、乙方向甲方陈述和保证如下:

2、B States and guarantees to Party A as follows:

(1)不得利用职位谋取私利;

(1) He shall not use his post for personal gain;

(2)未经股东会、董事会同意，不得以公司的名义与自己或者相关联方订立合同或进行交易;

(2) No contract or transaction may be concluded in the name of the company with itself or the relevant parties without the consent of the shareholders 'meeting or the board of directors;

(3)不得自营或者为他人经营与本公司同类业务或者从事损害本公司利益的活动;

(3) not to engage in similar business with or for another person or to engage in activities detrimental to the interests of the company;

(4)不得以公司资产为本公司的股东或者其他个人债务提供担保;

(4) the assets of the company shall not be used to guarantee the debts of shareholders or other individuals of the company;

(5)不得从事其他违反法律规定的行为;

(5) not to engage in other acts contrary to the provisions of the law;

(6)本合同签订之日起，对其构有约束力的义务;

(6) This contract shall be binding upon it from the date of its conclusion;

(7)乙方向甲方声明并保证，乙方没有与其它人达成过可能妨碍乙方全面遵守本协议的条款和条件的任何协议;

(7) Party B declares to Party A that Party B has not entered into any agreement with any other person which may prevent Party B from fully complying with the terms and conditions of this Agreement;

(8)如果根据适用法律、法规的规定，本协议需要办理批准、登记等手续方可生效或为履行乙方在本协议项下的义务需要办理批准或其它手续，则乙方承诺协助甲方办理有关手续并签署所有必要的文件。

(8) If, in accordance with the applicable laws and regulations, approval, registration, etc., is required for the entry into force of this Agreement, or approval or other formalities are required for the fulfilment of Party B's obligations under this Agreement, Party B undertakes to assist Party A to go through the relevant procedures and sign all necessary documents.

八、保密

八、maintain secrecy

1、对甲方提供给乙方或乙方在受雇期间以其它方式直接或间接接触的技术信息(诸如方法、技术诀窍、公式、构成、工序、发现、机器、模型、装置、规格、发明、计算机程序、研究项目或类似项目)、业务信息(诸如有关成本、利润、采购、市场、销售或客户清单等方面的信息)、有关未来开发的信息(例如研究与开发或未来的营销或推销计划)以及其它任何方面的秘密或专有的信息或数据(下称“保密资料”)，乙方承诺仅将该等保密资料用于完成其甲方分配的工作任务，并在甲方要求时立即将保密资料及所有复制品交还甲方。乙方进一步同意，未经甲方事先书面授权，不直接或间接以任何方式向任何第三方披露、传播、公布、发表、传授、转让、交换或传送任何保密资料。

1、Technical information(such as methods, know-how, formulas, components, processes, discoveries, machines, models, devices, specifications, inventions, computer programs, research) provided by Party A to Party B or Party B in any other way, directly or indirectly, during their employment Projects or similar), business information(such as information on costs, profits, procurement, marketing, sales or customer lists), information on future development(such as research and development or future marketing or marketing plans) and any other Confidential or proprietary information or data(hereinafter referred to as "confidential information"). Party B undertakes to use such confidential information only to complete the tasks assigned by Party A, and immediately return the confidential information and all copies to Party A upon Party A's request. Party B further agrees not to disclose, disseminate, publish, impart, transfer, exchange or transmit any confidential information to any third party directly or indirectly without the prior written authorization of party A.

2、所有在任何方面与甲方业务有关的记录、计算机程序、计算机储存信息、计算机软盘及其它媒介物、文档、图纸、草图、蓝图、手册、信函、笔记、笔记本、报告、备忘录、客户清单、其它文件、设备等，无论是否由乙方草拟，均属于甲方单独拥有的财产，未经甲方事先书面同意不得移出甲方场所。乙方不得擅自复制该等信息或资料。雇用关系终止后，或根据甲方的要求，乙方应立即将所有有形形式的该等信息或资料及其所有复制品和节录返还甲方。乙方同意不制作或保留该等信息和资料的任何复制品，并同意在雇用关系终止后或根据甲方的要求向甲方提供确认函。

2、All records, computer programs, computer storage information, computer diskettes and other media, documents, drawings, sketches, blueprints, manuals, letters, notes, notebooks, reports, memos, customer lists, other documents that are relevant to Party A's business in any way Equipment, etc., whether or not drafted by Party B, are owned by Party A alone and may not be removed from Party A's premises without Party A's prior written consent. Party B shall not duplicate such information or materials without authorization. After the termination of the employment relationship, or at the request of Party A, Party B shall immediately return all such information or materials in tangible form and all copies and excerpts thereof to Party A. Party B agrees not to make or retain any copies of such information and materials, and agrees to provide Party A with a confirmation letter after the termination of the employment relationship or at the request of Party A.

3、乙方同意在对关于甲方的业务、客户、供应商、职工、股东、董事或管理人员的任何方面的信息进行书面或口头公布之前取得甲方的书面同意。乙方认识到，甲方有权决定是否公布该等信息，而且甲方行使该权力时，无需对乙方承担任何责任。

3、Party B agrees to obtain Party A's written consent before making any information concerning Party A's business, customers, suppliers, employees, shareholders, directors or management personnel available to Party A in writing or orally. Party B realizes that Party A has the right to decide whether or not to publish such information, and Party A does not bear any responsibility to Party B when exercising this power.

4、乙方在此同意就上述保密义务应由甲方向其支付的补偿金已经包括于支付给乙方的工资。

4、Party B hereby agrees that the compensation payable to Party A by Party A in respect of the above confidentiality obligations shall be included in the wages paid to Party B.

5、乙方在本条款项下的义务在本协议届满或终止后以及甲方与乙方的雇用关系终止后继续有效。

5、The obligations of Party B under this Article shall continue after the expiration or termination of this Agreement and after the termination of the employment relationship between Party A and Party B.

九、合同的变更、终止和解除

九、Modification, termination and rescission of contracts

1、有下列情形之一的，甲、乙双方可以解除本合同：

1、Party A and Party B may terminate this contract under any of the following circumstances:

(1)在不损害国家、集体和他人利益的情况下，双方协商一致的；

(1) without prejudice to the interests of the State, the collective or others, by mutual agreement;

(2)劳动合同订立时所依据的客观情况发生了重大变化，经与乙方协商一致的；

(2) The objective circumstances on which the labor contract is based have changed significantly and have been agreed upon with Party B;

(3)由于不可抗力的因素致使劳动合同无法完全履行的；

(3) the labor contract can not be fully performed due to force majeure factors;

(4)劳动合同订立时所依据的法律、法规已修改的；

(4) the laws and regulations on which the labor contract is based have been amended;

(5)甲乙双方任何一方蓄意违反约定的；

(5) any party of Party A and Party B intentionally violates the agreement;

(6)法律、法规规定的其它情形。

(6) other circumstances provided for by laws and regulations.

2、乙方有下列情形之一的，甲方可以解除本合同，不需要支付经济补偿金：

2、Party B may terminate this contract under any of the following circumstances without payment of financial compensation:

(1)如无特别约定的，合同签约后 15 天内乙方未能上岗的。

(1) If Party B fails to take up the post within 15 days after the contract is signed without a special agreement.

(2)严重违反劳动纪律及甲方规章制度的；

(2) seriously violating labor discipline and Party A's rules and regulations;

(3)严重失职，营私舞弊，给甲方利益造成重大损害的；

(3) serious dereliction of duty or fraud, which causes major damage to the interests of Party A;

(4)被依法追究刑事责任的。

(4) being investigated for criminal responsibility according to law.

3、有下列情形之一的，甲方提前三十日以书面形式通知乙方或者额外支付乙方一个月工资后，可以解除本合同：

3、In any of the following cases, Party A May terminate this contract after notifying Party B in writing 30 days in advance or paying Party B an additional monthly wage:

(1)乙万思病或者非因工负伤，医疗期满后，不能从事原工作也不能从事由甲方另行安排的工作的；

(1) A person who is ill or who has not been injured at work and is unable to perform the original work or work otherwise arranged by Party A after the expiration of medical treatment:

(2)乙方不能按照合同原定的岗位职责胜任工作，经过培训或者调整工作岗位，仍不能胜任工作的：

(2) Party B is unable to perform the work according to the duties and responsibilities of the post as originally scheduled in the contract, and is still unable to perform the work after training or adjustment of the post:

4、乙方提前 30 日以书面形式通知甲方，可以解除劳动合同，乙方在试用期内提前 3 日通知甲方，可以解除劳动合同。

4、Party B shall notify Party A in writing 30 days in advance of the termination of the labor contract. Party B shall notify Party A of the termination of the labor contract 3 days in advance of the trial period.

5、有下列情形之一的，本合同即行终止，双方办理终止劳动合同手续：

5、In any of the following cases, this contract shall be terminated and both parties shall go through the formalities for terminating the labor contract:

(1)本合同期满的；

(1) the contract expires;

(2)乙方事故，或者被法院宣告死亡或者宣告失踪的；

(2) Party B's accident, or being declared missing by the court Xuangaosiwang or by the court;

(3)甲方被依法宣告破产的；

(3) Party A is declared bankrupt according to law;

(4)甲方被吊销营业执照，责令关闭、撤销或者甲方决定提前解散的；

(4) Party A has been revoked its business license and ordered to close down or revoke it or Party A has decided to dissolve it in advance;

(5)法律、行政法规规定的其它情形；

(5) other circumstances provided for by laws and administrative regulations;

6、甲乙双方应提前 30 天协商劳动合同续订事宜，协商一致的，续订劳动合同。

6、Party A and Party B shall negotiate the renewal of the labor contract 30 days in advance.

7、本合同期满后，双方仍存在劳动关系的，甲方应与乙方及时补签或续订劳动合同。

7、If the labor relationship between the two parties still exists after the expiration of this contract, Party A and Party B shall sign or renew the labor contract in a timely manner.

8、甲方应在解除或者终止劳动合同时出具解除或者终止劳动合同的证明，并在 15 日内为劳动者办理档案和社会保险关系转移手线。乙方应在中方出具解除或者终止劳动劳动合同的证明后 10 日内办理工作交接，若乙方不按本合同约定时间进行交接或者交接手续不齐备，甲方有权拒绝支付经济补偿金。

8、Party A shall, upon cancellation or termination of the labor contract, issue a certificate of cancellation or termination of the labor contract, and shall, within 15 days, handle files and social insurance relations for the workers to transfer the line. Party B shall handle the transfer of work within 10 days after the Chinese side has issued the certificate of cancellation or termination of the labor contract. Party A shall have the right to refuse to pay the financial compensation if Party B does not make the transfer according to the time stipulated in this contract or if the handover procedure is not complete.

十、终止聘任的手续

|·、Procedures for termination of appointment

1、无论因上述何种原因终止本合同的履行，乙方都应该按照甲方的规章制度办妥离职手续。

1、Regardless of the above reasons for termination of the performance of this contract, Party B shall complete the separation procedures in accordance with Party A's rules and regulations.

2、在办理离职前，乙方应将其持有的甲方的一切财产，文件和其他任何与甲方业务有关的资料必须立刻归还甲方，并不得保有任何复印件、电子拷贝件。

2、Before leaving office, party B shall immediately return all property, documents and any other materials relating to party a's business to party a, and shall not keep any copies or electronic copies.

十一、争议处理

|·一、Dispute settlement

甲乙双方因履行本合同发生劳动争议，应当协商解决，协商不成的，可向甲方所在地的劳动争议仲裁委员会申请劳动仲裁，对仲裁裁决不服的，可以向甲方所属地相关机构提起诉讼。

If the labor dispute arising between Party A and Party B due to the performance of this contract should be settled through consultation, the two parties may apply to the labor dispute arbitration committee where Party A is located for labor arbitration.

|·二、双方约定的其他事项

Other matters agreed upon by the parties

无

十三、合同的生效与副本

Entry into force and copy of contract

本合同经甲、乙双方签字盖章后正式生效，本合同一式二份，甲、乙双方各执一份，具有同等法律效力。

After this contract is signed and sealed by both parties A and B, it will enter into force. This contract is in duplicate, and each party A and B will hold one copy, which has the same legal effect.

（以下无正文）

(No text below)

For and on behalf of
BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED
佰康生物集团控股有限公司

甲方（公章）：

Authorised Signature(s)

Party A(official seal):

乙方（签字）：

Party B(signature):

2019年5月20日

Date of 2019.5.20